                                                                    EXHIBIT 3.03

                            CERTIFICATE OF FORMATION

                                       OF

                       ML JWH STRATEGIC JOINT VENTURE LLC


          This Certificate of Formation of ML JWH STRATEGIC JOINT VENTURE LLC (the "LLC"), dated as of February 27, 1998, is being duly executed and filed by ML JWH Strategic Allocation Fund L.P., a Delaware limited partnership and the Manager of the LLC, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S)18-101 et seq.)(the "Act").

          FIRST.    The name of the limited liability company formed hereby is
ML JWH STRATEGIC JOINT VENTURE LLC.

          SECOND.   The address of the registered office of the LLC in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD.    The latest date on which the LLC is to dissolve is December
31, 2028.

          FOURTH.   The LLC shall be formed as of the filing of the Certificate of Formation.

          FIFTH.    The LLC will engage in any lawful business or activity which a limited liability company may carry on under the Act.

          SIXTH.    Each Member of the LLC will be shielded from unlimited
liability for the acts of the other Members of the LLC consistent with the Act.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                              ML JWH STRATEGIC ALLOCATION
                              FUND L.P.

                              By:  MERRILL LYNCH INVESTMENT
                                    PARTNERS INC., its general partner

                              By:       /s/ Steven B. Olgin
                                 ---------------------------------
                                     Name:  Steven B. Olgin
                                     Title:  VP and Secretary